neither this warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the securities act of 1933, as amended, or any applicable state securities law and neither may be sold or otherwise transferred until (i) a registration statement under such securities act and such applicable state securities laws shall have become effective with regard thereto, or (ii) the company shall have received a written opinion of counsel acceptable to the company to the effect that registration under such securities act and such applicable state securities laws is not required in connection with such proposed transfer.

                         WPCS INTERNATIONAL INCORPORATED

                          COMMON STOCK PURCHASE WARRANT

Warrant No. A-1                                                    44,444 shares

                              Original Issue Date:

     THIS CERTIFIES THAT, FOR VALUE RECEIVED, [ ] or its registered assigns ("Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, at any time or from time to time from the date hereof until 5:00 p.m., Eastern Time, on third anniversary of the Original Issue Date set forth above, or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the "Expiration Date"), but not thereafter, to purchase up to FORTY-FOUR THOUSAND FOUR HUNDRED FORTY-FOUR (44,444) shares of the Common Stock, $.0001 par value (the "Common Stock"), of WPCS International Incorporated, a Delaware corporation (the "Company"), at $.75 per share (the "Exercise Price"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "Warrant Share" and all such shares are collectively referred to as the "Warrant Shares."

         Section 1.        Exercise of Warrant; Conversion of Warrant.

       (a) This Warrant may, at the option of Holder, be exercised in whole or in part from time to time by delivery to the Company at its principal office,
Attention: President, on or before 5:00 p.m., Eastern Time, on the Expiration Date, (i) a written notice of such Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials").

       (b) As promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials, Company shall execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, and if this Warrant is partially exercised, a new warrant on the same terms for the unexercised balance of the Warrant Shares. The stock certificate or certificates shall be registered in the name of Holder or such other name or names as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised (the "Effective Date"), and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof, provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

     Section 2. Adjustments to Warrant Shares. The number of Warrant Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

             (a) In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to, any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Warrant shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "Successor Company"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of Holder, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 2 (a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to Holder and executed by the Successor Company which provides that Holder shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in Section 2 hereof.

             (b) In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Company resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.0001 per Share.

             (c) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

             (d) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

             (e) The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (x) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise, and (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

             (f) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

             (g) The Company covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

         SECTION  3.     Redemption

             (a) Commencing from the effective date of the registration statement in which the shares of Common Stock issuable upon exercise of this Warrant shall be included, on not less than thirty (30) days prior written notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.01 per share of Common Stock issuable upon exercise of this Warrant (the "Redemption Price"), provided the average closing price of the Company's 3

          Common Stock (or the last sale price, if quoted on a national securities exchange) for a period of ten (10) days exceeds $1.25.

             (b) In case the Company shall desire to exercise its right to so redeem the Warrants, it shall mail a notice of redemption to each of the registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

             (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York, New York time) on the business day immediately preceding the date fixed for redemption (the "Redemption Date"). No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed or
          (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             (d) Any right to exercise a Warrant that has been called for redemption shall terminate at 5:00 p.m. (New York, New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the redeemed Warrants shall have no further rights except to receive, upon surrender of the redeemed Warrant, the Redemption Price.

             (e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant certificates, except the right to receive payment of the redemption price, shall cease.

      Section 4. No Stockholder Rights. This Warrant shall not entitle Holder hereof to any voting rights or other rights as a stockholder of the Company.

      Section 5.    Transfer of Securities.

             (a) This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of Section 4 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

             (b) Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:


     "neither this warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the securities act of 1933, as amended, or any applicable state securities law and neither may be sold or otherwise transferred until (i) a registration statement under such securities act and such applicable state securities laws shall have become effective with regard thereto, or (ii) the company shall have received a written opinion of counsel acceptable to the company to the effect that registration under such securities act and such applicable state securities laws is not required in connection with such proposed transfer."

      Section 6. Registration.

          All Warrant Shares are subject to the rights and privileges granted to the participants in the private placement offering pursuant to which this Warrant was issued.

      Section 7. Miscellaneous.

          (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and Holder.

          (b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

          (c) Notwithstanding any provision herein to the contrary, Holder may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

          (d) This Warrant may be divided into separate warrants covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

          (e) Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

          If to Holder, to the registered address of Holder appearing on the books of the Company. Each party shall provide five (5) days prior written notice to the other party of any change in address, which change shall not be effective until actual receipt thereof

          (f) The  corporate  laws of the State of  Delaware  shall  govern  all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.



                       [Signatures on the following page]
                                 signature page
                                       to
                         WPCS INTERNATIONAL INCORPORATED
                          common stock purchase warrant


          IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

                           WPCS INTERNATIONAL INCORPORATED




                          By:
                              ------------------------------------------------
                              Name:  Andrew Hidalgo
                              Title:     President

                                   ASSIGNMENT

          (To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

          FOR VALUE  RECEIVED,  the  undersigned  hereby sells,  and assigns and
transfers                                                                   unto
___________________________________________________________________________  the
foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of WPCS INTERNATIONAL INCORPORATED in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint
________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

         Holder:





         Address

         Dated: __________________, 20__


         In the presence of:

         -------------------------------

                          EXERCISE or conversion notice


         [To be signed only upon exercise of Warrant]

To:      WPCS INTERNATIONAL INCORPORATED

          The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _____ shares of Common Stock of WPCS INTERNATIONAL INCORPORATED, issuable upon exercise of said Warrant and hereby surrenders said Warrant.

          The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________________.


If electronic book entry transfer, complete the following:

         Account Number:
                           -----------------------------------

         Transaction Code Number:
                           ------------------

Dated: ___________________

                                        Holder:


                                        ------------------------------------


                                        ------------------------------------


                                        By:
                                        ------------------------------------
                                             Name:
                                              Title:


                                     NOTICE

          The  signature  above must  correspond to the name as written upon the
face  of  the  within  Warrant  in  every  particular,   without  alteration  or
enlargement or any change whatsoever.